UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace Sunrise, Florida 33323
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A
(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2020, MEDNAX, Inc., a Florida corporation (the “Company”), entered into Amendment No. 3 (the “Amendment”) to that certain $1.2 billion revolving Credit Agreement, dated as of October 30, 2017, as previously amended (the “Credit Agreement”), by and among the Company, certain of its domestic subsidiaries and affiliated professional contractors from time to time party thereto as guarantors, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

The Amendment amends and restates the Credit Agreement to, among other things, (i) establish a deemed Consolidated EBITDA of $139.2 million for the second and third quarters of 2020, reflecting average adjusted EBITDA from continuing operations for the prior eight quarters (calculated for purposes of the Credit Agreement), which will be used in the calculation of rolling four consecutive quarter Consolidated EBITDA under the Credit Agreement, (ii) temporarily increase the maximum consolidated net leverage ratio required to be maintained by the Company from 4.50:1:00 to 5.00:1:00 for the second and third quarters of 2020 and 4.75:1:00 for the fourth quarter of 2020, before returning to 4.50:1:00 for the first quarter of 2021 and beyond, (iii) require that the Company maintain minimum availability under the Credit Agreement of $300 million through the third quarter of 2021, (iv) provide for a weekly repayment of borrowings under the Credit Agreement through the second quarter of 2021 using unrestricted cash on hand in excess of $300 million, plus a reserve for certain payables, and (v) temporarily restrict the Company’s ability to make restricted payments under the Credit Agreement for the remainder of 2020, subject to certain exceptions.

As of the date of this Current Report on Form 8-K, the Company had approximately $305 million of unrestricted cash on its consolidated balance sheet, inclusive of approximately $320 million outstanding under the Credit Agreement, and currently anticipates maintaining a cash liquidity floor of approximately $300 million for an interim period.

The foregoing summary of the terms of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Item 7.01     Regulation FD Disclosure.

On March 25, 2020, the Company issued a press release announcing the entrance into the Amendment and providing a business update, including announcing the withdrawal of the Company’s previously issued first quarter and preliminary full year financial outlook for 2020 due to COVID-19 (coronavirus), which may materially affect the Company’s near-term financial performance.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on February 20, 2020, with the following risk factor:

The Company’s financial condition and results of operations for fiscal year 2020 and beyond may be materially adversely affected by the ongoing coronavirus (COVID-19) outbreak.

The outbreak of the novel coronavirus (COVID-19) has evolved into a global pandemic. The coronavirus has spread to many regions of the world, including the United States and Europe. The full extent to which the COVID-19 outbreak will impact the Company’s business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact.

Due to the rapidly evolving environment and continued uncertainties surrounding the impact of COVID-19 and the likelihood that this impact may materially affect the Company’s near-term financial performance, the Company has withdrawn its previously announced first quarter and preliminary full year outlook for 2020.

To date, within its anesthesiology medical group, the Company has experienced a significant decline in the number of elective surgeries at a number of the facilities where Company-affiliated clinicians provide anesthesia services as a result of COVID-19. A significant portion of this decline has been due to the closure of operating suites or facilities following federal advisories to cancel non-urgent procedures and the prohibition of such procedures by several states. Within the Company’s radiology medical group, orders for radiological studies have declined by a meaningful amount from historically normal levels as a result of COVID-19, with much of this reduction focused in non-urgent studies.  Additionally, the Company’s office-based practices, which specialize in maternal-fetal medicine, pediatric cardiology, and numerous pediatric subspecialties, have seen a significant elevation of appointment cancellations compared to historical normal levels as a result of COVID-19.  To date, the Company has not experienced, nor does the Company currently anticipate, any significant impact to its neonatal intensive care unit (NICU) patient volumes as a result of COVID-19, however, there is no assurance that COVID-19 will not adversely affect the Company’s NICU patient volumes or otherwise adversely affect its NICU business.

Across its medical groups, the Company believes that these patient volume declines primarily reflect a deferral of healthcare services utilization to a later period, rather than a permanent reduction in demand for its services. Given the general necessity of the services the Company’s affiliated clinicians provide, the Company anticipates that this deferral of services may create a backlog of demand in the future, in addition to the resumption of historically normal activity, however, there is no assurance that either will occur.  The Company may also require an increased level of working capital if it experiences extended billing and collection cycles as a result of displaced employees at the Company, payors, revenue cycle management contractors, or otherwise.  The foregoing and other continued disruptions to the Company’s business as a result of COVID-19 could result in a material adverse effect on the Company’s business, results of operations, financial condition, prospects and the trading prices of its securities in the near-term and beyond 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements and information which may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Form 8-K are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors,” as well as its current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation and restructuring initiatives.

Item 9.01     Financial Statements and Exhibits.

             (d)    Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated March 25, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.
Date: March 25, 2020	By: /s/ Stephen D. Farber
Stephen D. Farber Chief Financial Officer